PROSPECTUS Dated November 14, 2005                                                          Pricing Supplement No. 17 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-129243
Dated November 14, 2005                                                                          Dated December 22, 2005
                                                                                                          Rule 424(b)(2)

                                                       $6,000,000
                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes

                       Inflation-Coupon/Commodity-Linked Capital-Protected Notes due July 6, 2011
                                Based on the Performance of a Basket of Four Commodities

The amount of interest payable on the notes will be linked to year-over-year changes in the Consumer Price Index. The notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the performance of a weighted basket of four physical commodities comprised of aluminum, copper, IPE Brent blend crude oil and zinc, each of which we refer to as a basket commodity, and collectively as the basket commodities, as determined on six specified determination dates. In no event, however, will the payment at maturity be less than the principal amount of $1,000.

o    We may increase the principal amount prior to the original issue date, but we are not required to do so.

o    The principal amount and issue price of each note is $1,000.

o    The amount of interest payable on the notes will be linked to year-over-year changes in the non-seasonally adjusted
     U.S. City Average All Items Consumer Price Index for All Urban Consumers, which we refer to as the Consumer Price
     Index or CPI, as described in this pricing supplement. Interest will be paid monthly beginning February 6, 2006.

o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount, if any, based on the performance of a weighted basket of commodities. The supplemental redemption amount will equal
     (i) $1,000 times (ii) the basket performance factor times (iii) 100%, which we refer to as the participation rate.

o    The basket performance factor will equal the sum of (i) the aluminum performance value, (ii) the copper performance value, (iii) the IPE Brent blend crude oil performance value and (iv) the zinc performance value, each as measured over six specified determination dates and determined on the final determination date.

     o    The performance value for each basket commodity will equal (i) the percentage change in the final average price from the initial strike price for such basket commodity times (ii) the basket weighting for such basket commodity, as set forth in this pricing supplement.

          >    The initial strike price for each basket commodity is equal to the per unit closing bid price of such basket commodity as displayed on the relevant Reuters page on December 22, 2005, the day we priced the notes for initial sale to the public.

          >    The final average price for each basket commodity will equal the arithmetic average of such basket commodity's per unit closing bid prices as displayed on the relevant Reuters page on January 15, 2011,
               February 15, 2011, March 15, 2011, April 15, 2011, May 15, 2011 and June 15, 2011, which we refer to as the determination dates.

o    If the basket performance factor is less than or equal to zero, you will receive only the principal amount of
     $1,000 and will not receive any supplemental redemption amount.

o    Investing in the notes is not equivalent to investing in the basket commodities.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61746SBU2.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                      ------------
                                                       PRICE 100%
                                                      ------------

                                                                  Price to           Agent's             Proceeds to
                                                                   Public         Commissions(1)           Company
                                                          --------------------- --------------------- ------------------
Per note.................................................           100%                1.125%              98.875%
Total....................................................        $6,000,000            $67,500            $5,932,500

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of a weighted basket of four commodities composed of aluminum, copper, IPE Brent blend crude oil and zinc.
These notes combine features of a debt investment and a commodity investment by offering floating interest payments based on year-over-year changes in the CPI and, at maturity, 100% principal protection of the issue price with the opportunity to participate in the upside potential of the underlying basket.

Each note costs $1,000           We, Morgan Stanley, are offering you Inflation-Coupon/Commodity-Linked
                                 Capital-Protected Notes due July 6, 2011, Based on the Performance of a Basket of
                                 Four Commodities, which we refer to as the notes.  The principal amount and issue price of each note is $1,000.

                                 The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                 The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes.  See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

Interest linked to changes in    We will pay interest on the notes at a rate linked to year-over-year changes in the
the CPI                          non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All
                                 Urban Consumers, which we refer to as the Consumer Price Index or the CPI, reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor, which we refer to as the BLS, and published on Bloomberg CPURNSA or any successor service.

                                 The CPI for a particular month is published during the following month. The CPI is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors' and dentists' services and drugs. In calculating the index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The base reference period for these notes is the 1982-1984 average.

                                 Interest will be paid monthly beginning February 6, 2006. The interest rate for each monthly interest payment period during the term of the notes will be determined on the
                                 6th of each month, beginning February 6, 2006, which we refer to as the interest determination dates. The interest rate for the notes for each interest payment period will be the rate determined as of the applicable interest determination date pursuant to the following formula:

                                                                   CPI(t)-CPI(t-12)
                                                 Interest Rate  =  ----------------
                                                                      CPI(t-12)

                                 where:

                                 CPI(t) = CPI for the applicable reference month, as published on Bloomberg CPURNSA; and

                                 CPI(t-12) = CPI for the twelfth month prior to the applicable reference month, as published on Bloomberg CPURNSA.

                                                          PS-3
========================================================================================================================

                                 CPI(t)for any interest determination date is the CPI for the third calendar month prior to the month of such interest determination date, as published and reported in the second calendar month prior to such interest determination date, which we refer to as the reference month. For example, for the interest payment period from and including
                                 January 6, 2006 to but excluding February 6, 2006, CPI(t) will be the CPI for October
                                 2005 (the reference month), and CPI(t-12) will be the CPI for October 2004 (which is the
                                 CPI for the twelfth month prior to the reference month). The CPI for October 2005 is expected to be reported by the BLS and published on Bloomberg CPURNSA in November 2005, and the CPI for October 2004 was reported and published in November 2004.

                                 In no case will the interest rate for the notes for any monthly interest payment period be less than the minimum interest rate of 0.00% per annum. The amount of interest payable on the notes on each interest payment date will be calculated on an actual/actual day count basis.

                                 On PS-9, we have provided examples of hypothetical interest payments on the notes and a table of monthly historical CPI levels for the period October 1998 through November
                                 2005. You cannot predict future CPI levels based on its historical performance.

The basket                       We have designed the notes to provide investors with interest payments that are tied to increases, if any, in inflation and exposure to a group of commodities whose performance has historically been highly correlated to global industrial economic activity. The following table sets forth the basket commodities, the initial strike price for each basket commodity, the Reuters Page for each basket commodity and the weightings of each basket commodity in the total basket value:

                                                                                                           Percentage
                                                                            Initial Strike    Reuters        Weight
                                            Basket Commodity                    Price          Page     of Basket Value
                                 ----------------------------------------   --------------    -------   ---------------
                                 High-Grade Primary Aluminum ("aluminum")     2,239.00         MTLE          34.82%
                                 Copper-Grade A ("copper")                    4,556.00         MTLE          31.06%
                                 IPE Brent Blend Crude Oil ("IPE Brent           56.55
                                    blend crude oil")                                          LCOc1         20.00%
                                 Special High-Grade Zinc ("zinc")             1,844.00         MTLE          14.12%

                                 At maturity, for each note that you hold, you will receive the principal amount of
                                 $1,000 and the final monthly interest payment, if any, plus a supplemental redemption amount, if any, based on the performance of the weighted basket of commodities. The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times (iii) 100% which we refer to as the participation rate, provided that the supplemental redemption amount will not be less than zero.

                                 The basket performance factor will equal the sum of the basket performance values, whether positive or negative, for each basket commodity. The performance value for each basket commodity will equal the percentage change, whether positive or negative, in the final average price for such commodity, over its respective initial strike price times the basket weighting for such basket commodity. The final average price for each basket commodity will equal the arithmetic average of the per unit closing bid price for such basket commodity on each of the six specified determination dates. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day with respect to any basket commodity, the maturity date of the notes will be postponed until the second scheduled trading day following the latest final determination date with respect to any basket commodity so postponed.

                                                                 100% Principal Protection

                                 At maturity, we will pay you at least $1,000 plus the final interest payment, if any, and the supplemental redemption amount, if any.

                                                          PS-4
========================================================================================================================

                                                            The Supplemental Redemption Amount
                                               Linked to the Performance of the Basket of Four Commodities

                           The supplemental redemption amount will be calculated as follows:

                  supplemental redemption amount  =   $1,000  x  (basket performance factor  x  participation rate)

                  where:
                      basket performance factor   =   the sum of (i) the aluminum performance value, (ii) the
                                                      copper performance value, (iii) the IPE Brent blend crude oil performance value and (iv) the zinc performance value, each as determined over the six determination dates and calculated on the final determination date;

                            determination dates   =   January 15, 2011, February 15, 2011, March 15, 2011, April
                                                      15, 2011, May 15, 2011 and June 15, 2011, in each case
                                                      subject to adjustment in the event of a non-trading day or certain market disruption events; and

                               participation rate =   100%

                  and where:

                                                      Commodity Performance Value
                             ----------------------------------------------------------------------------
                                                                                                                      Basket
                                                                                                                     Weighting
                                                                                                                     ---------

aluminum          =                   final average aluminum price - initial aluminum strike price                 x   .3482
performance value                     ------------------------------------------------------------
                                                     initial aluminum strike price

copper            =                     final average copper price - initial copper strike price                   x   .3106
performance value                       --------------------------------------------------------
                                                      initial copper strike price

IPE Brent blend   = final average IPE Brent blend crude oil price - initial IPE Brent blend crude oil strike price x   .2000
crude oil           ----------------------------------------------------------------------------------------------
performance value                             initial IPE Brent blend crude oil strike price

zinc performance  =                        final average zinc price - initial zinc strike price                    x   .1412
value                                      ----------------------------------------------------
                                                       initial zinc strike price

                                 Because the basket is more heavily weighted toward specific commodities, negative or insufficient performance values by certain commodities could wholly offset positive performance values by other commodities. If the basket performance factor, which is the sum of all the basket commodities' individual performance values, is equal to or less than zero, the supplemental redemption amount will be zero. In that case, you will receive at maturity only the principal amount of $1,000 and the final interest payment, if any, for each note that you hold and will not receive any supplemental redemption amount. On PS-7, we have provided examples of hypothetical payouts at maturity on the notes.

                                 You can review a table of the historical per unit closing prices of each of the basket commodities for each calendar quarter in the period from January 1, 2000 through
                                 December 22, 2005 and related graphs and a graph of the historical performance of the basket performance factor for the period from January 1, 2000 through December 22,
                                 2005 (assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of Notes--Historical
                                 Commodities Information" and "--Historical Commodities Graph."  You cannot predict the future performance of the basket commodities based on their historical performance.

                                                          PS-5
========================================================================================================================

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to
calculation agent                as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS &
                                 Co. has determined the initial strike price for each basket commodity and will determine the monthly interest rate, if any, payable on the notes, the final average price for each basket commodity, the basket commodities' performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated as     The notes will be treated as "contingent payment debt instruments" for U.S. federal
contingent payment debt          income tax purposes, as described in the section of this pricing supplement called
instruments for U.S. federal     "Description of Notes--United States Federal Income Taxation."  Under this treatment,
income tax purposes              if you are a U.S. taxable investor, you will be required to include in income original issue discount based on the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes, as discussed in the accompanying prospectus supplement.  As a result, U.S. Holders may be required to pay taxes annually on amounts greater than interest actually paid on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation" and the
                                 sections called "United States Federal Taxation--Notes--Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of Securities or Indices" and "United States
                                 Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S.
                                 Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more          The notes are senior notes issued as part of our Series F medium-term note program.
information on the notes         You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 14, 2005.  We describe the basic features of this type of note in the sections of the prospectus supplement called
                                 "Description of Notes--Floating Rate Notes" and "--Notes Linked to Commodity Prices,
                                 Single Securities, Baskets of Securities or Indices."

                                 Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement.  You should also read about some of the risks involved in investing in notes in the section called
                                 "Risk Factors."  The tax treatment of investments in commodity-linked notes such as these differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called "Description of Notes--United States Federal Income
                                 Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-6
========================================================================================================================

                        HYPOTHETICAL PAYOUTS AT MATURITY ON THE NOTES AND INTEREST RATE PAYMENTS

Payouts on the Notes
--------------------

     At maturity, if the basket performance factor is greater than zero, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000. The supplemental redemption amount will be calculated on the final determination date and is equal to (i) $1,000 times (ii)
the basket performance factor times (iii) 100%, which we refer to as the participation rate.

     Presented below are hypothetical examples showing how the payout on the notes, including the supplemental redemption amount, is calculated. The examples below exclude the final monthly interest payment, if any, payable at maturity.

Example 1:
----------

All the commodity performance values are positive.

     Participation Rate:  100%

                                      Percentage Weight                           Hypothetical        Hypothetical
                                      of Commodities in     Initial Strike       Final Average         Commodity
             Commodity                    the Basket             Price               Price         Performance Values
---------------------------------     -----------------     --------------       -------------     ------------------
High-Grade Primary Aluminum                 34.82%              $2,239.00          $2,462.900            3.482%
Copper-Grade A                              31.06%              $4,556.00          $5,011.600            3.106%
IPE Brent Blend Crude Oil                   20.00%                 $56.55             $62.205            2.000%
Special High-Grade Zinc                     14.12%              $1,844.00          $2,028.400            1.412%
                                                                                                     -----------
                                                                                                        10.000%

     The final average price of each basket commodity in the above example is 10% higher than its initial strike price and, accordingly, the basket performance factor is 10%. The Supplemental Redemption Amount is calculated as follows:

Supplemental Redemption Amount per note    =     $1,000     x      10%       x      100%    =      $100

     Therefore, in the hypothetical example above, the total payment at maturity per note will equal $1,100, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $100.

Example 2:
----------

Some commodity performances are positive, while others are negative.

     Hypothetical Participation Rate:  100%

                                      Percentage Weight                       Hypothetical Final      Hypothetical
                                      of Commodities in     Initial Strike          Average            Commodity
             Commodity                    the Basket            Price                Price         Performance Values
--------------------------------      -----------------     --------------    ------------------   ------------------
High-Grade Primary Aluminum                 34.82%             $2,239.00           $2,015.100           -3.482%
Copper-Grade A                              31.06%             $4,556.00           $5,011.600            3.106%
IPE Brent Blend Crude Oil                   20.00%                $56.55              $50.895           -2.000%
Special High-Grade Zinc                     14.12%             $1,844.00           $2,028.400            1.412%
                                                                                                     -----------
                                                                                                        -0.964%

Supplemental Redemption Amount per note    =   $1,000   x   -0.964% (less than zero)    x    100%     =     $0

     In the above example, the final average prices of two basket commodities--copper and zinc (with a combined weighting of 45.18% of the basket)--are each 10% higher than their respective initial strike prices, but the final average prices of the other two basket commodities-- aluminum and IPE brent blend crude oil (with a heavier combined weighting of 54.82%)--are each 10% lower than the initial strike prices for those basket commodities. Accordingly, although two of the basket commodities have positive performance values and two have negative performance values as of the final

                                                          PS-7
========================================================================================================================

determination date, the basket performance factor is less than zero due in part to the weighting of the commodities within the basket. Therefore, there will be no supplemental redemption amount and the total payment at maturity per note will equal the $1,000 principal amount.

     You can review a table of the historical per unit closing prices of each of the basket commodities for each calendar quarter in the period from January 1, 2000 through December 22, 2005 and related graphs and a graph of the historical performance of the basket for the period from January 1, 2000 through December 22, 2005 (assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of
Notes--Historical Commodities Information" and "--Historical Commodities Graph."

                                                          PS-8
========================================================================================================================

Interest Rate Payments on the Notes

     The interest rate for the notes being offered by this pricing supplement for each interest payment period during the term of the notes will be the rate determined as of the applicable interest reset date pursuant to the following formula:

                                           CPI(t)-CPI(t-12)
                         Interest Rate  =  ----------------
                                              CPI(t-12)

where:

CPI(t) = CPI for the applicable reference month, as published on Bloomberg CPURNSA; and
CPI(t-12) = CPI for the twelfth month prior to the applicable reference month, as published on Bloomberg CPURNSA

     Provided below are historical levels of the CPI as reported by the BLS for the period from October 1998 to November
2005. Also, provided below are the hypothetical interest rates for the period from January 2000 to February 2006 that would have resulted from the historical levels of the CPI presented below: We obtained the historical information included below from Bloomberg Financial Markets and we believe such information to be accurate.

                               Historical Levels of CPI                Hypothetical Interest Rates Based on Historical CPI Levels

             1998   1999   2000    2001   2002    2003   2004    2005 |   2000   2001   2002    2003    2004   2005   2006
            --------------------------------------------------------------------------------------------------------------
January            164.3  168.8   175.1  177.1   181.7  185.2   190.7 |  2.56%  3.45%  2.13%   2.03%   2.04%  3.19%  4.35%
                                                                      |                      ---------
February           164.5  169.8   175.8  177.8   183.1  186.2   191.8 |  2.62%  3.45%  1.90% | 2.20% | 1.77%  3.52%  3.46%
                                               -------------------------------------------------------
March              165.0  171.2   176.2  178.8 | 184.2  187.4   193.3 |  2.68%  3.39%  1.55%   2.38%   1.88%  3.26%
April              166.2  171.3   176.9  179.8 | 183.8  188.0   194.6 |  2.74%  3.73%  1.14%   2.60%   1.93%  2.97%
May                166.2  171.5   177.7  179.8 | 183.5  189.1   194.4 |  3.22%  3.53%  1.14%   2.98%   1.69%  3.01%
June               166.2  172.4   178.0  179.9 | 183.7  189.7   194.5 |  3.76%  2.92%  1.48%   3.02%   1.74%  3.15%
July               166.7  172.8   177.5  180.1 | 183.9  189.4   195.4 |  3.07%  3.27%  1.64%   2.22%   2.29%  3.51%
August             167.1  172.8   177.5  180.7 | 184.6  189.5   196.4 |  3.19%  3.62%  1.18%   2.06%   3.05%  2.80%
September          167.9  173.7   178.3  181.0 | 185.2  189.9   198.8 |  3.73%  3.25%  1.07%   2.11%   3.27%  2.53%
October     164.0  168.2  174.0   177.7  181.3 | 185.0  190.9   199.2 |  3.66%  2.72%  1.46%   2.11%   2.99%  3.17%
                                ----------------                      |
November    164.0  168.3  174.1 | 177.4  181.3 | 184.5  191.0   197.6 |  3.41%  2.72%  1.80%   2.16%   2.65%  3.64%
                                ----------------                      |
December    163.9  168.3  174.0   176.7  180.9   184.3  190.3         |  3.45%  2.65%  1.51%   2.32%   2.54%  4.69%

     For example, The hypothetical interest rate payable on the notes for the February 2003 interest payment period would have been 2.20% per annum. This hypothetical interest rate is calculated by inserting the following CPI levels into the interest rate formula described above under "Interest Rate":

     CPI(t) = 181.3, which is equal to the CPI level for November 2002, which as the third calendar month prior to the interest reset date of February 2003, would be the reference month; and

                                                          PS-9
========================================================================================================================

     CPI(t-12) = 177.4, which is equal to the CPI level for November 2001, the twelfth calendar month prior to the reference month for the interest reset date of February 2003,

                                       181.3-177.4
        as follows:         2.20%  =   -----------
                                          177.4

     The historical levels of the CPI should not be taken as an indication of future levels of the CPI, and no assurance can be given as to the level of the CPI for any reference month. The hypothetical interest rates above are intended to illustrate the effect of general trends in the CPI on the amount of interest payable to you on the notes. However, the
CPI may not increase or decrease over the term of the notes in accordance with any of the trends depicted by the historical information in the table above, and the size and frequency of any fluctuations in the CPI level over the term of the notes, which we refer to as the volatility of the CPI, may be significantly different than the volatility of the
CPI indicated in the table. As a result, the hypothetical interest rates depicted in the table above should not be taken as an indication of the actual interest rates that will be paid on the interest payment dates over the term of the notes.

                                                         PS-10
========================================================================================================================

                                                      RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket commodities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

The interest rate on the notes   We will pay interest on the principal amount of each note at a rate linked to
may be below the rate            year-over-year changes in the Consumer Price Index, or CPI.  The interest rate is
otherwise payable on debt        likely to be lower than the interest rate that we would pay on notes where the
securities issued by us with     coupon is not linked to changes in inflation maturing at the same time as the
similar maturities               notes.  Furthermore, because the supplemental redemption amount due at maturity may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.  The interest payments on the notes, if any, and return of only the principal amount at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.

                                 If there are only minimal increases, no changes or decreases in the monthly CPI measured year over year, the interest rate on the notes will be below what we would currently expect to pay as of the date of this pricing supplement if we issued a debt instrument with terms otherwise similar to those of the notes.

In periods of little or no       Interest payable on the notes is linked to year-over-year changes in the level of
inflation, the notes will not    the CPI, determined each month.
pay interest
                                 If the CPI for the same month in successive years does not increase, which is likely to occur when there is little or no inflation, investors in the notes will not receive an interest payment for the applicable interest payment period.
                                 Similarly, if the CPI for the same month in successive years decreases, which is likely to occur when there is deflation, investors in the notes will not receive an interest payment for the applicable interest payment period.

Your interest rate is based      There can be no assurance that the BLS will not change the method by which it
upon the CPI. The CPI itself     calculates the CPI.  In addition, changes in the way the CPI is calculated could
and the way the BLS calculates   reduce the level of the CPI and lower the interest payment with respect to the
the CPI may change in the        notes.  Accordingly, the amount of interest, if any, payable on the notes, and
future                           therefore the value of the notes, may be significantly reduced. If the CPI is substantially altered, a substitute index may be employed to calculate the interest payable on the notes, as described above, and that substitution may adversely affect the value of the notes.

The historical levels of the     You can review a table of monthly historical CPI levels for the period October 1998
CPI are not an indication of     through November 2005 in the hypothetical examples beginning on PS-9.
the future levels of the CPI
                                 The historical levels of the CPI are not an indication of the future levels of the
                                 CPI during the term of the notes.  In the past, the CPI has experienced periods of volatility and such volatility may occur in the future. Fluctuations and trends in the CPI that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

                                 Holders of the notes will receive interest payments that will be affected by changes in the CPI. Such changes may be significant. Changes in the CPI are a function of the changes in specified consumer prices over time, which result from the interaction of many factors over which we have no control.

The notes may not pay more       If the basket performance factor is zero or less, you will receive only the
than the principal amount at     principal amount of $1,000 for each note you hold at maturity.
maturity

The notes will not be listed     The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  MS & Co. currently intends to act as a market maker for the notes but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily.  Because we do not expect

                                                         PS-11
========================================================================================================================

                                 that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co.
                                 were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes will   Several factors, some of which are beyond our control, will influence the value of
be influenced by many            the notes in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the notes in the secondary market, including:

                                 o   the price of each of the basket commodities at any time and, in particular, on the specified determination dates

                                 o   the volatility (frequency and magnitude of changes in value) of the basket commodities

                                 o   trends of supply and demand for each of the basket commodities at any time

                                 o   interest and yield rates in the market

                                 o   the rate of inflation in the United States

                                 o   geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket commodities or commodities markets generally and that may affect the final average prices

                                 o   the time remaining to the maturity of the notes

                                 o   our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the prices for certain or all of the commodities in the basket are at, below or not sufficiently above their respective initial strike prices or if market interest rates rise.

                                 You cannot predict the future performance of the basket commodities based on their historical performance. We cannot guarantee that the basket performance factor will be positive so that you will receive at maturity an amount in excess of the principal amount of the notes.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase notes in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Prices for the basket            Prices for the commodities are affected by a variety of factors, including changes
commodities may change           in supply and demand relationships, governmental programs and policies, national
unpredictably and affect the     and international political and economic events, changes in interest and exchange
value of the notes in            rates,  trading activities in commodities and related contracts, weather, and
unforeseeable ways               agricultural, trade fiscal, monetary and exchange control policies.  The price volatility of each basket commodity also affects the value of the forwards and forward contracts related to that basket commodity and therefore its price at any such time.  These factors may affect the prices for the basket commodities and the value of your notes in varying ways and may cause the prices of the commodities to move in inconsistent directions and at inconsistent rates.

                                                         PS-12
========================================================================================================================

Specific commodities prices      High-Grade Primary Aluminum
are volatile and are affected
by numerous factors specific     The price of aluminum is primarily affected by the global demand for and supply of
to each market                   aluminum, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for aluminum in various applications.
                                 Their availability and price will also affect demand for aluminum.  The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include droughts, transportation problems and shortages of power and raw materials.

                                 Copper-Grade A

                                 The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper.
                                 Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for
                                 Economic Cooperation and Development countries.  In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.

                                 IPE Brent Blend Crude Oil

                                 The price of IPE brent blend crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil.  Crude oil's end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel.  Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels.  Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions.  Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by the Organization of Oil and Petroleum Exporting Countries
                                 and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

                                                         PS-13
========================================================================================================================

                                 Special High-Grade Zinc

                                 The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments.

                                 A decrease in the price of any of the basket commodities may have a material adverse effect on the value of the notes and the return on an investment in the notes.

Risks associated with a          The basket commodities are concentrated in two sectors: metals and energy. An
concentrated investment in       investment in the notes may therefore bear risks similar to a concentrated
physical commodities could       securities investment in a limited number of industries or sectors.
adversely affect the value of
the notes

Changes in the value of one or   Price movements in the basket commodities may not correlate with each other.  At a
more of the basket commodities   time when the price of one or more of the basket commodities increases, the price
may offset each other            of one or more of the other basket commodities may increase to a lesser extent or may even decline.  Therefore, in calculating the basket performance factor, increases in the value of one or more of the basket commodities may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket commodities.  In addition, the basket is not equally weighted among the basket commodities.  Significant decreases in the prices of a more heavily weighted commodity could moderate or wholly offset increases in the prices of the less heavily weighted commodities.

                                 You can review a table of the historical per unit closing prices of each of the basket commodities for each calendar quarter in the period from January 1, 2000 through December 22, 2005 and related graphs and a graph of the historical performance of the basket performance factor for the period from January 1, 2000 through December 22, 2005 (assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of
                                 Notes--Historical Information" and "--Historical Commodities Graph."  You cannot predict the future performance of any of the basket commodities or of the basket as a whole, or whether increases in the prices of any of the basket commodities will be offset by decreases in the prices of other basket commodities, based on their historical performance.  In addition, there can be no assurance that the final average prices of any of the basket commodities will be higher than their initial strike prices, or that the sum of the performance values of the basket commodities will be positive.  If the basket performance factor is zero or less, you will receive at maturity only the principal amount of the notes you hold.

Changes in correlation among     Correlation is the extent to which the strike prices of the basket commodities
the prices of the basket         included in the basket increase or decrease in the same proportion at the same
commodities may affect the       time. To the extent that correlation among the basket commodities changes, the
value of the notes               value of the notes may be adversely affected.

                                                         PS-14
========================================================================================================================

Suspension or disruptions of     The commodities markets are subject to temporary distortions or other disruptions
market trading in the basket     due to various factors, including the lack of liquidity in the markets, the
commodities and related          participation of speculators and government regulation and intervention. These
futures markets may adversely    circumstances could adversely affect the prices of the basket commodities and,
affect the value of the notes    therefore, the value of the notes.

Investing in the notes is not    Because the basket performance factor is based on the average of the prices of the
equivalent to investing in the   basket commodities on six determination dates over the final six months of the
basket commodities               notes, it is possible for the final average price of any of the basket commodities to be lower than the initial strike price of such basket commodity even if the price of the basket commodity on the final determination date is higher than the initial strike price for such commodity. A decrease in the price of a basket commodity on any one determination date could more than offset any increases in the price of such basket commodity on any other determination dates.

There are risks relating to      The closing prices of three of the four basket commodities--copper, aluminum and
trading of basket commodities    zinc--will be determined by reference to the per unit U.S. dollar cash bid prices of
on the London Metal Exchange     contracts traded on the London Metal Exchange, which we refer to as the LME.  The
                                 LME is a principals' market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts.  In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.  In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months.  As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.

                                 If such aberrations occur on any of the determination dates, the per unit U.S.
                                 dollar cash bid prices used to determine the closing price of copper, aluminum and zinc, and consequently the supplemental redemption amount, could be adversely affected.

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the notes.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. has determined the initial strike price for each basket commodity and will determine the final average price for each basket commodity, the basket commodities' performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity.
                                 Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of any price in the event of a discontinuance of reporting of a basket commodity, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of Notes--Market Disruption Event" and "--Fallback
                                 Determination; Alteration of Method of Calculation."

                                 The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes.  The subsidiaries through which we hedge our obligations under the notes expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

                                                         PS-15
========================================================================================================================

Hedging and trading activity     MS & Co. and other affiliates of ours have carried out, and will continue to carry
by the calculation agent and     out, hedging activities related to the notes (and possibly to other instruments
its affiliates could             linked to the basket commodities), including trading in futures and options
potentially adversely affect     contracts on the basket commodities as well as in other instruments related to the
the prices of the basket         basket commodities.  MS & Co. and some of our other subsidiaries also trade the
commodities                      basket commodities and other financial instruments related to the basket commodities on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on the date of this pricing supplement could potentially have increased the initial strike prices for the basket commodities and, as a result, could have increased the prices at which the basket commodities must close on the determination dates before you receive a payment at maturity that exceeds the principal amount on the notes.
                                 Additionally, such hedging or trading activities during the term of the notes could potentially affect the prices of the basket commodities on the determination dates and, accordingly, the amount of cash you will receive at maturity.

The notes will be treated as     You should also consider the tax consequences of investing in the notes.  The notes
contingent payment debt          will be treated as "contingent payment debt instruments" for U.S. federal income
instruments for U.S. federal     tax purposes, as described in the section of this pricing supplement called
income tax purposes              "Description of Notes--United States Federal Income Taxation."  Under this treatment, if you are a U.S. taxable investor, you will be required to include in income original issue discount based on the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes, as discussed in the accompanying prospectus supplement.  As a result, U.S. Holders may be required to pay taxes annually on amounts greater than interest actually paid on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read carefully the section of this pricing supplement called "Description of
                                 Notes--United States Federal Income Taxation" and the sections called "United States
                                 Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets
                                 of Securities or Indices" and "United States Federal Taxation--Backup Withholding"
                                 in the accompanying prospectus supplement.

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income
                                 Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-16
========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our Inflation-Coupon/Commodity-Linked Capital-Protected Notes
Due July 6, 2011, Based on the Performance of a Basket of Four Commodities. In this pricing supplement, the terms "we,"
"us" and "our" refer to Morgan Stanley.

Aggregate Principal
  Amount...................   $6,000,000

Original Issue Date
(Settlement Date ).........   January 6, 2006

Maturity Date..............   July 6, 2011, subject to extension in accordance with the following paragraph in the event of a continuing Market Disruption Event with respect to the final Determination Date for calculating the Final Average Price for any Basket Commodity.

                              If, due to a Market Disruption Event or otherwise, the final Determination Date with respect to any Basket Commodity is postponed so that it falls less than two scheduled
                              Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the latest final Determination Date with respect to any
                              Basket Commodity so postponed. See "--Determination Dates" below.

Specified Currency.........   U.S. dollars

CUSIP Number...............   61746SBU2

Minimum Denominations......   $1,000

Issue Price................   $1,000 (100%)

Interest Rate..............   The Interest Rate for each Interest Payment Period during the term of the Notes will be the rate determined as of the applicable Interest Determination Date pursuant to the following formula:

                                                          CPI(t)-CPI(t-12)
                                        Interest Rate  =  ----------------
                                                              CPI(t-12)

                              In no case will the Interest Rate for the Notes for any monthly Interest Payment Period be less than the Minimum Interest Rate or more than the Maximum Interest Rate. The amount of interest payable on the Notes on each Interest Payment Date will be calculated on an actual/actual day count basis.

Interest Payment Dates.....   The 6th day of each month, beginning February 6, 2006 to and including the Maturity Date, provided that if any such day is not a Business Day, such interest payment will be made on the next succeeding Business Day; provided further that no adjustment will be made to any interest payment made on that succeeding Business Day.

Minimum Interest Rate......   0.00%

Maximum Interest Rate......   100%

Interest Payment Period....   Monthly

Interest Reset Dates.......   The 6th day of each month, beginning January 6, 2006.

                                                         PS-17
========================================================================================================================

Interest Determination
  Dates....................   Each Interest Reset Date

Interest Reset Period......   Monthly

Consumer Price Index or
  CPI......................   The non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban
                              Consumers, reported monthly by the Bureau of Labor Statistics of the U.S. Department of
                              Labor (the "BLS"), and published on Bloomberg CPURNSA or any successor service.

                              In this "Description of Notes," references to the CPI will include any Substitute Index, unless the context requires otherwise.

CPI(t).....................   CPI for the applicable Reference Month, as published on Bloomberg CPURNSA and reported in the second calendar month prior to the applicable Interest Determination Date.

                              If by 3:00 p.m. on any Interest Determination Date the CPI is not published on Bloomberg
                              CPURNSA for any relevant month, but has otherwise been published by the BLS, JPMorgan
                              Chase Bank, N.A., in its capacity as the Calculation Agent, will determine the CPI as reported by the BLS for such month using such other source as on its face, after consultation with us, appears to accurately set forth the CPI as reported by the BLS.

CPI(t-12)..................   CPI for the twelfth month prior to the applicable Reference Month, as published on
                              Bloomberg CPURNSA and reported in the calendar month following such month.

                              In calculating CPI(t) and CPI(t-12), the Calculation Agent will use the most recently available value of the CPI determined as described above on the applicable Interest
                              Determination Date, even if such value has been adjusted from a prior reported value for the relevant month. However, if a value of CPI(t) and CPI(t-12) used by the Calculation
                              Agent on any Interest Determination Date to determine the Interest Rate on the Notes (an
                              "initial CPI") is subsequently revised by the BLS, the Calculation Agent will continue to use the initial CPI, and the Interest Rate determined on such Interest Determination Date will not be revised.

                              If the CPI is rebased to a different year or period and the 1982-1984 CPI is no longer used, the base reference period for the Notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

Reference Month............   The third calendar month prior to the month of the applicable Interest Determination Date.

Discontinuance of the
  Consumer Price Index;
  Alternation of Method of
  Interest Rate
  Calculation..............   If, while the Notes are outstanding, the CPI is discontinued or substantially altered, as determined by the Calculation Agent in its sole discretion, the Calculation Agent will determine the Interest Rate on the Notes by reference to the applicable substitute index that is chosen by the Secretary of the Treasury for the Department of The Treasury's
                              Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997)
                              or, if no such securities are outstanding, the substitute index will be determined by the

                                                         PS-18
========================================================================================================================

                              Calculation Agent in accordance with general market practice at the time (such index being referred to herein as a "Substitute Index"); provided that the procedure for determining the resulting Interest Rate is administratively acceptable to the Calculation Agent.

Basket.....................   The following table sets forth the Basket Commodities, the Reuters Page for each Basket
                              Commodity and the Basket Weighting of each Basket Commodity in the Basket:

                                                                             Reuters   Basket
                                            Basket Commodity                  Page    Weighting
                              --------------------------------------------  --------- ---------
                              High-Grade Primary Aluminum ("Aluminum")        MTLE      34.82%
                              Copper-Grade A ("Copper")                       MTLE      31.06%
                              IPE Brent Blend Crude Oil (IPE Brent Blend
                                 Crude Oil")                                  LCOc1     20.00%
                              Special High-Grade Zinc ("Zinc")                MTLE      14.12%

Maturity Redemption
  Amount...................   At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the
                              $1,000 principal amount of each Note an amount in cash equal to $1,000 plus the
                              Supplemental Redemption Amount, if any, as determined by the Calculation Agent.

                              We shall, or shall cause the Calculation Agent to (i) provide written notice to the
                              Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the
                              Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or Certificated Note" below, and see "The Depositary"
                              in the accompanying prospectus supplement.

Supplemental Redemption
  Amount...................   The Supplemental Redemption Amount will equal (i) $1,000 times (ii) the Basket Performance
                              Factor times (iii) the Participation Rate; provided that the Supplemental Redemption
                              Amount will not be less than zero. The Calculation Agent will calculate the Supplemental
                              Redemption Amount on the final Determination Date.

Basket Performance
  Factor...................   The Basket Performance Factor is a percentage that is the sum of the performance values for each of the Basket Commodities. The Basket Performance Factor is described by the following formula:

                                                               Aluminum Performance Value
                                                                           +
                                                                Copper Performance Value
                                                                           +
                                                      IPE Brent Blend Crude Oil Performance Value
                                                                           +
                                                                 Zinc Performance Value

                              In certain circumstances, the Basket Performance Factor will be based on an alternate calculation of the Final Average Price for a Basket Commodity, as described under
                              "--Fallback Reference Dealer Determination."

                                                         PS-19
========================================================================================================================

Participation Rate.........   100%

Aluminum Performance
  Value....................   The Aluminum Performance Value is (i) a fraction, the numerator of which will be the Final
                              Average Aluminum Price minus the Initial Aluminum Strike Price and the denominator of which will be the Initial Aluminum Strike Price, times (ii) the Aluminum Basket Weighting.
                              The Aluminum Performance Value is described by the following formula, and will be determined on the final Determination Date:

                                   (Final Average Aluminum Price - Initial Aluminum Strike Price)
                                   --------------------------------------------------------------  x   .3482
                                                     Initial Aluminum Strike Price

Initial Aluminum Strike
  Price....................   2,239.00, the official closing cash bid price per metric ton of High-Grade Primary
                              Aluminum on the London Metal Exchange ("LME"), stated in U.S. dollars, as determined by the LME and displayed on Reuters Page MTLE under the heading "LME Daily Official Prices"
                              on December 22, 2005, the day we priced the Notes for initial sale to the public.

Final Average Aluminum
  Price....................   The arithmetic average of the official closing cash bid prices per metric ton of
                              High-Grade Primary Aluminum on the LME, stated in U.S. dollars, as determined by the LME and displayed on Reuters Page MTLE under the heading "LME Daily Official Prices" on each of the six Determination Dates, as calculated by the Calculation Agent on the final
                              Determination Date.

Copper Performance Value...   The Copper Performance Value is (i) a fraction, the numerator of which will be the Final
                              Average Copper Price minus the Initial Copper Strike Price and the denominator of which will be the Initial Copper Strike Price, times (ii) the Copper Basket Weighting. The
                              Copper Performance Value is described by the following formula, and will be determined on the final Determination Date:

                                   (Final Average Copper Price - Initial Copper Strike Price)
                                   ----------------------------------------------------------  x   .3106
                                                     Initial Copper Strike Price

Initial Copper Strike
  Price....................   4,556.00, the official closing cash bid price per metric ton of Copper-Grade A on the LME, stated in U.S. dollars, as determined by the LME and displayed on Reuters Page MTLE under the heading "LME Daily Official Prices" on December 22, 2005, the day we priced the Notes for initial sale to the public.

Final Average Copper
  Price....................   The arithmetic average of the official closing cash bid prices per metric ton of
                              Copper-Grade A on the LME, stated in U.S. dollars, as determined by the LME and displayed on Reuters Page MTLE under the heading "LME Daily Official Prices" on each of the six
                              Determination Dates, as calculated by the Calculation Agent on the final Determination
                              Date.

IPE Brent Blend Crude Oil
  Performance Value........   The IPE Brent Blend Crude Oil Performance Value is (i) a fraction, the numerator of which will be the Final Average IPE Brent Blend Crude Oil Price minus the Initial IPE Brent
                              Blend Crude Oil Strike Price and the denominator of which will be the Initial IPE Brent
                              Blend Crude Oil Price, times (ii) the IPE Brent Blend Crude Oil

                                                         PS-20
========================================================================================================================

                              Basket Weighting. The IPE Brent Blend Crude Oil Performance value is described by the following formula, and will be determined on the final Determination Date:

              (Final Average IPE Brent Blend Crude Oil Price - Initial IPE Brent Blend Crude Oil Strike Price)
              ------------------------------------------------------------------------------------------------  x   .200
                                          Initial IPE Brent Blend Crude Oil Strike Price

Initial IPE Brent Blend
Crude Oil Strike Price.....   56.55, the closing bid price per barrel of IPE Brent Blend Crude Oil on the International
                              Petroleum Exchange ("IPE") of the front month futures contract (or, in the case of the last trading day of the front run contract, the second contract), stated in U.S. dollars, as made public by the IPE and displayed on Reuters Page LCOc1 under the heading "Brent
                              Crude IPE" on December 22, 2005, the day we priced the Notes for initial sale to the public.

Final Average IPE Brent
  Blend Crude Oil Price....   The arithmetic average of the closing bid prices per barrel of IPE Brent Blend Crude Oil on the IPE of the front month futures contract (or, in the case of the last trading day of the front run contract, the second contract), stated in U.S. dollars, as made public by the IPE and displayed on Reuters Page LCOc1 under the heading "Brent Crude IPE" on each of the six Determination Dates, as calculated by the Calculation Agent on the final
                              Determination Date.

Zinc Performance Value.....   The Zinc Performance Value is (i) a fraction, the numerator of which will be the Final
                              Average Zinc Price minus the Initial Zinc Strike Price and the denominator of which will be the Initial Zinc Strike Price, times (ii) the Zinc Basket Weighting. The Zinc
                              Performance Value is described by the following formula, and will be determined on the final Determination Date:

                                        (Final Average Zinc Price - Initial Zinc Strike Price)
                                        ------------------------------------------------------  x  .1412
                                                         Initial Zinc Strike Price

Initial Zinc Strike
  Price....................   1,844.00, the official closing cash bid price per metric ton of Special High-Grade Zinc on the LME, stated in U.S. dollars, as determined by the LME and displayed on Reuters Page
                              MTLE under the heading "LME Daily Official Prices" on December 22, 2005, the day we priced the Notes for initial sale to the public.

Final Average Zinc Price...   The arithmetic average of the official cash bid prices per metric ton of Special
                              High-Grade Zinc on the LME, stated in U.S. dollars, as determined by the LME and displayed on Reuters Page MTLE under the heading "LME Daily Official Prices" on each of the six
                              Determination Dates, as calculated by the Calculation Agent on the final Determination
                              Date.

Determination Dates........   January 15, 2011, February 15, 2011, March 15, 2011, April 15, 2011, May 15, 2011 and June
                              15, 2011, in each such case and with respect to each Basket Commodity separately, subject to adjustment for non-Trading Days or a Market Disruption Event with respect to any Basket
                              Commodity as described in the following paragraphs.

                              If any of the first five Determination Dates is not a Trading Day or if a Market
                              Disruption Event occurs on any such date with respect to a Basket Commodity, such
                              Determination Date with respect to that

                                                         PS-21
========================================================================================================================

                              Basket Commodity will be the immediately succeeding Trading Day during which no Market
                              Disruption Event shall have occurred; provided that, with respect to any Basket Commodity, if a Market Disruption Event has occurred on each of the three Trading Days immediately succeeding any of the first five Determination Dates, the Calculation Agent will determine the applicable Basket Commodity's price on such third succeeding Trading Day in accordance with "--Fallback Reference Dealer Determination" below.

                              If June 15, 2011 (the final Determination Date) is not a Trading Day or if there is a
                              Market Disruption Event with respect to any Basket Commodity on such day, the final
                              Determination Date for such Basket Commodity will be the immediately succeeding Trading
                              Day during which no Market Disruption Event shall have occurred. A Market Disruption Event with respect to one or more of the Basket Commodities will not constitute a Market
                              Disruption Event for the other Basket Commodities.

Fallback Reference Dealer
  Determination............   The Calculation Agent will determine the price (or a method for determining a price) by requesting the principal London office of each of the four leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation for the relevant price.
                              If at least two such quotations are provided as requested, the relevant price shall be the arithmetic mean of such quotations. If fewer than two quotations are provided as requested, the relevant price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Trading Day................   A day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange(s) for the applicable Basket Commodities.

Book Entry Note or
  Certificated Note........   Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the
                              Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global
                              Securities" in the accompanying prospectus.

Senior Note or
  Subordinated Note........   Senior

Trustee....................   JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent......................   Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Reuters Page...............   The display page so designated on the Reuters Monitor Money Rates Service ("Reuters") or
                              any other display page that may replace that display page on Reuters and any successor service thereto.

                                                         PS-22
========================================================================================================================

Market Disruption Event....   Market Disruption Event means, with respect to any Basket Commodity, any of Price Source
                              Disruption, Trading Suspension, Disappearance of Commodity Reference Price and Tax
                              Disruption.

Price Source Disruption....   Price Source Disruption means either (i) the failure of Reuters to announce or publish the relevant price specified in this pricing supplement for the relevant Basket Commodity or
                              (ii) the temporary or permanent discontinuance or unavailability of the Reuters Page.

Trading Suspension.........   Trading Suspension means the material suspension of trading in a Basket Commodity or futures contracts related to such Basket Commodity on the Relevant Exchange for such
                              Basket Commodity.

Disappearance of Commodity
  Reference Price..........   Disappearance of Commodity Reference Price means either (i) the failure of trading to commence, or the permanent discontinuance of trading, in a Basket Commodity or futures contracts related to such Basket Commodity on the Relevant Exchange for such Basket
                              Commodity or (ii) the disappearance of, or of trading in, the relevant Basket Commodity.

Tax Disruption.............   Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a Basket Commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of this pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be a Determination
                              Date from what it would have been without that imposition, change or removal.

Relevant Exchange..........   For each Basket Commodity, the exchange or principal trading market which serves as the source of prices for such Basket Commodity and any principal exchanges where options or futures contracts on such commodities are traded.

Alternate Exchange
  Calculation in Case of
  an Event of Default......   In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the
                              Notes (the "Acceleration Amount") will equal $1,000 principal amount per Note plus the
                              Supplemental Redemption Amount, if any, determined as though the price of any Basket
                              Commodity on any Determination Date scheduled to occur on or after the date of such acceleration were the price on the date of acceleration.

                              If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the
                              Trustee at its New York office, on which notice the Trustee may conclusively rely, and to
                              DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

                                                         PS-23
========================================================================================================================

Calculation Agent..........   MS & Co.

                              All determinations made by the Calculation Agent will be at the sole discretion of the
                              Calculation Agent and will, in the absence of

                              manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                              All calculations with respect to the Interest Rate, if any, the price for each Basket
                              Commodity on each Determination Date, the Basket Performance Factor and the Supplemental
                              Redemption Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                              Because the Calculation Agent is our affiliate, the economic interests of the Calculation
                              Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any price for a Basket Commodity, the Basket Performance Factor, the Supplemental Redemption Amount or whether a Market Disruption Event has occurred. See
                              "--Market Disruption Event" above and "--Fallback Determination; Alteration of Method of
                              Calculation" below. MS & Co. is obligated to carry out its duties and functions as
                              Calculation Agent in good faith and using its reasonable judgment.

Historical Commodities
  Information..............   The following tables set forth the published high, low and end of quarter closing prices for each of the Basket Commodities for each calendar quarter from January 1, 2000 to
                              December 22, 2005. The graphs following each Basket Commodity's price table set forth the historical price performance of each respective Basket Commodity for the period January 1,
                              2000 to December 22, 2005. The closing prices for Aluminum, Copper, IPE Brent Blend Crude
                              Oil and Zinc on December 22, 2005 were $2,239.00, $4,556.00, $56.55 and $1,844.00, respectively. We obtained the information in the tables and graphs from Bloomberg
                              Financial Markets, without independent verification. The historical prices and historical price performance of the Basket Commodities should not be taken as an indication of future performance. We cannot give you any assurance that the Basket Performance Factor will be greater than zero or that you will receive any Supplemental Redemption Amount.

                                                         PS-24
========================================================================================================================

                                                        High-Grade Primary Aluminum
                                            Historical High, Low and Period End Closing Prices
                                                 January 1, 2000 through December 22, 2005

                                       Aluminum              High          Low       Period End
                              -------------------------   ---------    ---------    ------------
                              2000
                              First Quarter..........     $1,745.00    $1,523.00     $1,523.00
                              Second Quarter.........      1,579.50     1,397.00      1,564.00
                              Third Quarter..........      1,599.00     1,506.00      1,579.00
                              Fourth Quarter.........      1,644.00     1,443.00      1,560.00
                              2001
                              First Quarter..........      1,737.00     1,469.00      1,469.00
                              Second Quarter.........      1,593.00     1,437.00      1,437.00
                              Third Quarter..........      1,452.50     1,319.50      1,319.50
                              Fourth Quarter.........      1,430.00     1,243.00      1,335.00
                              2002
                              First Quarter..........      1,438.00     1,313.00      1,386.00
                              Second Quarter.........      1,398.00     1,318.00      1,364.50
                              Third Quarter..........      1,370.00     1,279.00      1,280.50
                              Fourth Quarter.........      1,399.00     1,275.50      1,344.50
                              2003
                              First Quarter..........      1,459.00     1,339.00      1,350.00
                              Second Quarter.........      1,440.50     1,314.50      1,389.00
                              Third Quarter..........      1,505.00     1,378.00      1,407.50
                              Fourth Quarter.........      1,592.50     1,415.00      1,592.50
                              2004
                              First Quarter..........      1,754.00     1,578.50      1,688.50
                              Second Quarter.........      1,826.00     1,575.00      1,698.50
                              Third Quarter..........      1,823.00     1,647.00      1,823.00
                              Fourth Quarter.........      1,964.00     1,748.00      1,964.00
                              2005
                              First Quarter..........      2,031.50     1,809.00      1,973.00
                              Second Quarter.........      1,991.00     1,694.00      1,716.00
                              Third Quarter..........      1,909.00     1,675.00      1,857.00
                              Fourth Quarter
                                 (through December
                                 22, 2005)...........      2,289.00     1,831.00      2,239.00

        High-Grade Primary Aluminum

                                                         PS-25
========================================================================================================================

                                                         Copper-Grade A
                                       Historical High, Low and Period End Closing Prices
                                           January 1, 2000 through December 22, 2005

                                        Copper               High          Low       Period End
                              --------------------------  ---------     ---------    ----------
                              2000
                              First Quarter..........     $1,898.00     $1,703.00    $1,728.50
                              Second Quarter.........      1,829.00      1,607.00     1,773.50
                              Third Quarter..........      1,900.00      1,741.00     1,978.00
                              Fourth Quarter.........      2,009.00      1,759.00     1,808.50
                              2001
                              First Quarter..........      1,837.00      1,664.50     1,666.00
                              Second Quarter.........      1,730.00      1,550.50     1,550.50
                              Third Quarter..........      1,573.00      1,403.00     1,424.00
                              Fourth Quarter ........      1,540.50      1,319.00     1,462.00
                              2002
                              First Quarter..........      1,650.50      1,421.00     1,623.00
                              Second Quarter.........      1,689.50      1,551.00     1,654.00
                              Third Quarter..........      1,667.50      1,434.50     1,434.50
                              Fourth Quarter.........      1,649.50      1,429.00     1,536.00
                              2003
                              First Quarter..........      1,728.00      1,544.50     1,587.50
                              Second Quarter.........      1,711.50      1,564.00     1,644.00
                              Third Quarter..........      1,824.50      1,638.00     1,794.00
                              Fourth Quarter.........      2,321.00      1,790.50     2,321.00
                              2004
                              First Quarter..........      3,105.50      2,337.00     3,067.50
                              Second Quarter.........      3,170.00      2,554.00     2,664.50
                              Third Quarter..........      3,140.00      2,700.00     3,140.00
                              Fourth Quarter.........      3,287.00      2,835.00     3,279.50
                              2005
                              First Quarter..........      3,424.50      3,072.00     3,408.00
                              Second Quarter.........      3,670.00      3,113.00     3,597.00
                              Third Quarter..........      3,978.00      3,444.00     3,949.00
                              Fourth Quarter
                                 (through December
                                 22, 2005)...........      4,625.50      3,905.00     4,556.00

        Copper-Grade A

                                                         PS-26
========================================================================================================================

                                                 IPE Brent Blend Crude Oil
                                     Historical High, Low and Period End Closing Prices
                                         January 1, 2000 through December 22, 2005

                              IPE Brent Blend Crude Oil      High          Low       Period End
                              ----------------------------  ------       ------      ----------
                              2000
                              First Quarter..........       $31.90       $23.09       $24.77
                              Second Quarter.........        31.49        21.30        30.57
                              Third Quarter..........        34.55        26.83        29.84
                              Fourth Quarter.........        34.59        22.97        23.87
                              2001
                              First Quarter..........        29.91        23.93        24.74
                              Second Quarter.........        29.68        24.11        26.08
                              Third Quarter..........        29.43        22.02        23.26
                              Fourth Quarter ........        22.89        17.68        20.30
                              2002
                              First Quarter..........        25.92        18.41        25.92
                              Second Quarter.........        27.66        23.30        25.58
                              Third Quarter..........        29.13        24.89        28.75
                              Fourth Quarter.........        30.16        22.70        28.66
                              2003
                              First Quarter..........        34.10        24.81        27.18
                              Second Quarter.........        28.39        23.26        28.33
                              Third Quarter..........        30.25        25.32        27.61
                              Fourth Quarter.........        31.11        27.10        29.74
                              2004
                              First Quarter..........        33.80        28.83        31.51
                              Second Quarter.........        39.08        30.21        34.50
                              Third Quarter..........        46.45        35.92        46.38
                              Fourth Quarter.........        51.56        37.38        40.37
                              2005
                              First Quarter..........        55.65        40.51        52.09
                              Second Quarter.........        59.30        47.88        55.58
                              Third Quarter..........        67.72        55.72        63.48
                              Fourth Quarter
                                 (through December
                                 22, 2005)...........        62.80        54.05        56.55

        IPE Brent Blend Crude Oil

                                                         PS-27
========================================================================================================================

                                                   Special High-Grade Zinc
                                      Historical High, Low and Period End Closing Prices
                                          January 1, 2000 through December 22, 2005

                                         Zinc                High          Low       Period End
                              2000
                              First Quarter..........     $1,213.00     $1,065.50    $1,098.00
                              Second Quarter.........      1,179.00      1,080.50     1,148.00
                              Third Quarter..........      1,194.00      1,115.00     1,185.00
                              Fourth Quarter.........      1,277.00      1,021.00     1,021.00
                              2001
                              First Quarter..........      1,053.00        977.00       977.00
                              Second Quarter.........        988.50        870.00       870.00
                              Third Quarter..........        869.00        767.50       782.00
                              Fourth Quarter ........        810.50        732.50       767.50
                              2002
                              First Quarter..........        842.50        759.00       825.50
                              Second Quarter.........        829.00        745.50       796.50
                              Third Quarter..........        829.00        725.50       735.50
                              Fourth Quarter.........        823.50        737.50       749.50
                              2003
                              First Quarter..........        810.50        755.00       763.00
                              Second Quarter.........        809.00        741.00       783.50
                              Third Quarter..........        863.00        781.00       825.00
                              Fourth Quarter.........      1,008.00        834.00     1,008.00
                              2004
                              First Quarter..........      1,155.50      1,002.00     1,086.50
                              Second Quarter.........      1,125.00        967.00       967.00
                              Third Quarter..........      1,079.00        943.00     1,079.00
                              Fourth Quarter.........      1,270.00      1,004.50     1,270.00
                              2005
                              First Quarter..........      1,430.00      1,197.50     1,349.00
                              Second Quarter.........      1,365.50      1,216.00     1,223.00
                              Third Quarter..........      1,439.00      1,165.00     1,411.00
                              Fourth Quarter
                                 (through December
                                 22, 2005)...........      1,844.00      1,405.00     1,844.00

        Special High-Grade Zinc

                                                         PS-28
========================================================================================================================

Historical Commodities
  Graph....................   The following graph sets forth the historical performance of the Basket (assuming that each of the Basket Commodities is weighted as described in "--Basket" above at December
                              22, 2005). The graph covers the period from January 1, 2000 through December 22, 2005. The graph does not attempt to show your expected return on an investment in the Notes. The historical performance of the Basket and the Basket Commodities should not be taken as an indication of their future performance.

Historical Basket Performance
January 1, 2000 through December 22, 2005

Use of Proceeds and
  Hedging..................   The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Notes through one or more of our subsidiaries. The original issue price of the Notes includes the
                              Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                              On the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Notes by taking positions in the Basket
                              Commodities, in futures or options contracts on the Basket Commodities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially have increased the value of the Basket Commodities, and, therefore, effectively increased the value at which the Basket Commodities must close on the Determination Dates before you would receive at maturity a payment that exceeds the principal amount of the Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on Determination Dates,

                                                         PS-29
========================================================================================================================

                              by purchasing and selling the Basket Commodities or futures or options contracts on the
                              Basket Commodities listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Determination
                              Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Commodities and, therefore, adversely affect the value of the Basket
                              Commodities on the Determination Dates or the payment that you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.............   Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of 1.125% per Note to other dealers, which may include Morgan Stanley & Co.
                              International Limited and Bank Morgan Stanley AG. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                              We expect to deliver the Notes against payment therefor in New York, New York on January
                              6, 2006, which is the ninth scheduled Business Day following the date of this pricing supplement and of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes more than three Business Days prior to the Original Issue Date will be required, by virtue of the fact that the Notes initially will settle in nine Business Days
                              (T+9), to specify alternative settlement arrangements to prevent a failed settlement.

                              In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the
                              Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of Proceeds and Hedging" above.

                                                         PS-30
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                              General

                              No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the
                              United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                              The Agent has represented and agreed, and each dealer through which we may offer the Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                              Brazil

                              The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores Mobiliarios for approval.
                              Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                              Chile

                              The Notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the
                              Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                              Hong Kong

                              The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not
                              issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong

                                                         PS-31
========================================================================================================================

                              or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the
                              Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                              Mexico

                              The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                              Singapore

                              This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the
                              Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Notes to the public in Singapore.

ERISA Matters for
  Pension Plans and
  Insurance Companies......   Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the
                              Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                              In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                              Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person"
                              within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans
                              (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the
                              "prohibited transaction" rules. A violation of these prohibited transaction rules

                                                         PS-32
========================================================================================================================

                              could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the
                              Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                              The U.S. Department of Labor has issued five prohibited transaction class exemptions
                              ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23
                              (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                              Because we may be considered a party in interest with respect to many Plans, the Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset
                              Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE
                              96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with
                              "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                              Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                              Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                              Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of
                              ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

                                                         PS-33
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United States Federal
  Income Taxation..........   The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the Notes that (i) purchase the Notes at their issue price and
                              (ii) will hold the Notes as capital assets within the meaning of Section 1221 of the Code.
                              Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of
                              U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

                              o    certain financial institutions;

                              o    tax-exempt organizations;

                              o    dealers and certain traders in securities or foreign currencies;

                              o    investors holding a Note as part of a hedging transaction, straddle, conversion or other integrated transaction;

                              o    U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

                              o    partnerships;

                              o    nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                              o    corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                              o    Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                              o    Non-U.S. Holders for whom income or gain in respect of a Note is effectively connected with a trade or business in the United States; and

                              o    Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                   911(d)(3) of the Code) in the United States.

                              If you are considering purchasing the Notes, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                              U.S. Holders

                              This section applies to you only if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the Notes. As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for U.S.
                              federal income tax purposes:

                              o    a citizen or resident of the United States;

                              o    a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

                              o    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                                         PS-34
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                              The Notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. U.S. Holders should refer to the discussions under "United States Federal
                              Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" and "United States Federal Taxation--Backup Withholding" in the
                              accompanying prospectus supplement for a full description of the U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                              In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Notes, as discussed in the accompanying prospectus supplement. As a result, U.S. Holders may be required to pay taxes annually on amounts greater than interest actually paid on the Notes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                              The rate of accrual of OID on the Notes is the yield at which we would issue a fixed rate noncontingent debt instrument with terms otherwise similar to those of the Notes or the applicable federal rate, whichever is greater (our "comparable yield") and is determined at the time of the issuance of the Notes. We have determined that the "comparable yield"
                              is a rate of 5.0510% compounded monthly. U.S. Holders may obtain the projected payment schedule and the amount of OID that will be deemed to have accrued (without taking into account any adjustments discussed above) with respect to a Note for each calendar period based upon our determination of the comparable yield and the projected payment schedule by submitting a written request for such information to us at: Morgan Stanley, Attn:
                              Director of Tax, 1633 Broadway, New York, NY 10019.

                              The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                              Non-U.S. Holders

                              This section applies to you only if you are a Non-U.S. Holder. As used herein, the term
                              "Non-U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                              o    a nonresident alien individual;

                              o    a foreign corporation; or

                              o    a foreign trust or estate.

                              Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Note. Subject to the
                              discussion below concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale,

                                                         PS-35
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                              exchange or other disposition of a Note will not be subject to U.S. federal income or withholding tax, provided that:

                              o    such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the
                                   Code; and

                              o    the certification required by Section 871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                              Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the Notes that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a Note certify on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding these certification requirements.

                              Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to United States federal withholding tax (even if the W-8BEN certification requirement described above were satisfied).

                              If you are considering purchasing the Notes, you are urged to consult your own tax advisor regarding the U.S. federal estate tax consequences of investing in the Notes.

                              Information Reporting and Backup Withholding. Information returns may be filed with the
                              U.S. Internal Revenue Service (the "IRS") in connection with the payments on the Notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above. Compliance with the certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well.
                              The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                         PS-36
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